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                                                                    EXHIBIT 99.9

                      NORTH AMERICAN SECURITY & FIRE, INC.
                              A NEVADA CORPORATION

                        MINUTES OF THE BOARD OF DIRECTORS
                  IMMEDIATELY FOLLOWING MEETING OF SHAREHOLDERS

                                December 21, 1998

         THE MEETING WAS HELD pursuant to waiver of Notice. Directors present were KIRT W. JAMES and J. DAN SIFFORD, JR. The President Mr. James acted as Chairman of the meeting and Secretary Mr. Sifford acted as Secretary.

         THE BOARD DISCUSSED the actions of the Shareholders of this date.

         THE FOLLOWING ACTION WAS RESOLVED AND TAKEN: The Officers are empowered and directed to:

(1) enter into that certain Plan of Reorganization and Spin-Off (incorporated herein by this reference) by which the newly formed subsidiary would acquire all of the business of this corporation; and,

(2) spin-off and distribute the ownership of the subsidiary mentioned in Proposal 1, share for share, to the shareholders of this corporation, in accordance with that certain Plan of Reorganization and Spin-Off.

         THERE BEING NO FURTHER BUSINESS, the meeting was adjourned, and the Secretary directed to prepare written minutes of the Meeting and obtain the signatures thereto of the Directors present, and then to affix thereto the Corporate Seal.

         THE UNDERSIGNED DIRECTORS hereby Acknowledge or Waive Notice of this Meeting and Approve the foregoing Minutes of the Board.


/s/ KIRT W. JAMES                       /s/ J. DAN SIFFORD, JR.
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    KIRT W. JAMES                           J. DAN SIFFORD, JR.